SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2005

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

(as depositor under the Pooling and Servicing Agreement,
dated as of August 1, 2005, providing for the issuance of
Mortgage Pass-Through Certificates, Series 2005-FF7)

Mortgage Asset Securitization Transactions Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-124678	06-1204982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1285 Avenue of the Americas New York, New York	10019

Registrant’s telephone number, including area code: (212) 713-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1- Registrant’s Business and Operations

Item 1.01 - Entry into a Material Definitive Agreement.

On May 24, 2006, Mortgage Asset Securitization Transaction, Inc. (the “Depositor”) entered into Amendment No. 1 (the “Amendment”) to the Pooling and Servicing Agreement, dated as of August 1, 2005 (the “Pooling and Servicing Agreement”), by and among Mortgage Asset Securitization Transactions, Inc. as depositor (the “Depositor”), Countrywide Home Loans Servicing LP as servicer (the “Servicer”) and U.S. Bank National Association as trustee (the ATrustee@), relating to the First Franklin Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2005-FF7. The full text of the Amendment is attached as Exhibit 4.2 to this Current Report on Form 8-K. Any terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

SECTION 9- Financial Statements and Exhibit

Item 9.01	Financial Statements and Exhibits

	(a)	Not applicable

	(b)	Not applicable

	(c)	Exhibits

Exhibit No.	Description
4.2
Amendment No. 1 to the Pooling and Servicing Agreement, dated as of August 1, 2005, by and among Mortgage Asset Securitization Transactions, Inc. as depositor (the “Depositor”), Countrywide Home Loans Servicing LP as servicer (the “Servicer”) and U.S. Bank National Association as trustee (the ATrustee@), relating to the Series 2005-FF7 Certificates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 1, 2006

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

By:	/s/ Glenn McIntyre
Name:	Glenn McIntyre
Title:	Director

By:	/s/ Vadim Khoper
Name:	Vadim Khoper
Title:	Associate Director

Index to Exhibits

Exhibit No.	Description	Sequentially Numbered Page
4.2	Amendment No. 1 to the Pooling and Servicing Agreement, dated as of August 1, 2005, by and among Mortgage Asset Securitization Transactions, Inc. as depositor (the “Depositor”), Countrywide Home Loans Servicing LP as servicer (the “Servicer”) and U.S. Bank National Association as trustee (the ATrustee@), relating to the Series 2005-FF7 Certificates.	6